UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 29, 2008

Cherokee International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50593	95-4745032
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2841 Dow Avenue
Tustin, California	92780
(Address of Principal Executive Offices)	(Zip Code)

(714) 544-6665

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On February 29, 2008, Cherokee International Corporation (the “Company”) entered into an amendment to the Company’s existing severance agreement with each of Jeffrey M. Frank, the Company’s President and Chief Executive Officer, Linster W. Fox, the Company’s Executive Vice President, Chief Financial Officer and Secretary, and Mukesh Patel, the Company’s Executive Vice President of Global Operations.  These executives’ existing severance agreements provide for certain severance payments to be made in the event that the executive’s employment is terminated by the Company without cause.  The amendments provide that, if severance is triggered under the executive’s severance agreement, the executive’s severance benefit will consist of a cash payment equal to two times the executive’s current base salary at the time of termination and continued medical benefits for up to two years.  In the case of Mr. Patel, the amendment further amends his severance agreement to provide that if he terminates his employment with the Company for good reason within one year following a change in control event, he will be entitled to the severance benefits described above.  The amendments further amend Mr. Frank’s and Mr. Fox’s severance agreements to provide that each of them may terminate employment for any reason within two years following a change in control of the Company and, in such event, they will be entitled to: a cash payment equal to two times the executive’s current base salary at the time of termination; a prorata cash payment equal to the executive’s annual bonus at the time of termination (calculated as if the Company achieved financial performance equal to that set forth in the then-most current budget approved by the Company’s Board of Directors); immediate vesting of all outstanding stock options; continued medical benefits for up to two years; a cash payment equal to the amount forfeited by the executive under the Company’s 401(k) or similar plan; use of an executive outplacement service in an amount not to exceed $50,000 or a lump-sum cash payment in lieu thereof; and any additional benefits then due or earned under applicable plans or programs of the Company.  A copy of each amendment is attached hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and incorporated herein by reference.

On February 29, 2008, the Company also entered into a severance agreement with Alex Patel, the Company’s Vice President of Engineering.  The severance agreement provides that, in the event Mr. Patel’s employment is terminated either by the Company without cause or by Mr. Patel for good reason within one year following a change in control event, Mr. Patel will be entitled to receive a cash payment equal to one times his then current annual base salary and continued medical benefits for up to one year.  Mr. Patel’s right to receive severance benefits under the severance agreement is subject to his execution of a release of claims in favor of the Company upon the termination of his employment.  The severance agreement also includes certain confidentiality, non-solicitation and inventions covenants in favor of the Company.  A copy of Mr. Patel’s severance agreement is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)          Exhibits

10.1	Letter Agreement, dated February 29, 2008, between Cherokee International Corporation and Jeffrey M. Frank.

10.2	Letter Agreement, dated February 29, 2008, between Cherokee International Corporation and Linster W. Fox.

10.3	Letter Agreement, dated February 29, 2008, between Cherokee International Corporation and Mukesh Patel.

10.4	Severance Agreement, dated February 29, 2008, between Cherokee International Corporation and Alex Patel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEROKEE INTERNATIONAL CORPORATION
(Registrant)

		By:	/s/ LINSTER W. FOX
Date:	March 6, 2008		Linster W. Fox
Executive Vice President, Chief Financial Officer and Secretary